Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of August 19, 2021, by and among Rafael Holdings, Inc., a Delaware corporation (the “Company”), and I9 Plus, LLC, a Delaware limited liability company (the “Investor”).

Recitals

A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act; and

B. The Investor wishes to purchase from the Company, and the Company wishes to issue and sell to the Investor, upon the terms and subject to the conditions stated in this Agreement, shares of the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Subscription and Closing.

(a) On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, 112,561 shares of Class B Common Stock at a purchase price of $44.42 per share. The shares of Class B Common Stock to be purchased by the Investor hereunder are referred to herein as the “Shares”.

(b) The completion of the purchase and sale of the Shares contemplated hereby (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., Eastern Time, on August 24, 2021, or at such other time as the Company and the Investor shall agree (the “Closing Date”). At the Closing: (i) the Company shall deliver or cause to be delivered to the Investor the Shares, registered in book-entry form in the name of the Investor, purchased by the Investor hereunder, and (ii) the Investor shall cause the purchase price for the Shares purchased by the Investor hereunder to be delivered to the Company by wire transfer of immediately available funds pursuant to the wire instructions delivered provided by the Company.

2. Representations and Warranties of the Company. The Company represents and warrants to the Investor that:

(a) The Company has the requisite right, power and authority to enter into this Agreement, to authorize, issue and sell the Shares as contemplated by this Agreement and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company.

(b) The Shares to be issued and sold by the Company to the Investor under this Agreement have been duly authorized and the Shares, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable.

3. Representations, Warranties and Covenants of the Investor. The Investor acknowledges and represents and warrants to, and agrees with, the Company that:

(a) The Investor acknowledges its understanding and agreement that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being offered in a transaction not involving any public offering within the Unites States within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act or the securities laws of any jurisdiction and, unless so registered, may not be sold except as exempt from registration under the Securities Act.

(b) The Investor acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act and that the Company is relying on the Investor’s representations and warranties in connection with such exemption.

(c) At the time the Investor was offered the Shares, the Investor was and, as of the date hereof, the Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act (and has executed and delivered to the Company its Investor Questionnaire, which the Investor represents and warrants is true, correct and complete) and has a substantive, pre-existing relationship with the Company and the management of the Company.

(d) The Investor is acquiring the Shares solely for the Investor’s own beneficial account (and not for the account of others), for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Shares in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.

(e) The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f) The Investor understands and agrees that certificates or book-entry notations for the Shares shall bear or reflect, as applicable, a legend substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AUGUST 19, 2021, COPIES OF WHICH ARE ON FILE WITH THE COMPANY.”

(g) The Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

(h) Except for any fees or expenses that may be payable to SVB Leerink LLC and/or Raymond James & Associates, Inc., no Person (as defined below) will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor. For the purposes of this Agreement, “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(i) The Investor covenants that neither the Investor nor any Affiliate (as defined below) acting on the Investor’s behalf or pursuant to any understanding with the Investor will execute any short sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Investor will maintain the confidentiality of all disclosures made to the Investor in connection with this transaction (including the existence and terms of this transaction). For the purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person, and “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(j) The Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

4. Conditions to Obligations of the Investor. The obligation of the Investor to purchase Shares at the Closing is subject to the fulfillment to the Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor:

(a) The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects.

(b) The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(c) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5. Conditions to Obligations of the Company. The Company’s obligation to sell and issue Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investor in Section 3 hereof shall be true and correct in all material respects.

(b) The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by the Investor on or prior to the Closing Date.

(c) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

6. Miscellaneous.

(a) Successors and Assigns. This Agreement may not be assigned by the Company without the prior written consent of the Investor. This Agreement may not be assigned by the Investor without the prior written consent of the Company. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Entire Agreement; Modifications. Except as otherwise provided herein, this Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified or terminated only in writing signed by the Company and the Investor.

(c) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the choice of law principles that would result in the application of any law other than the law of the State of New York. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RAFAEL HOLDINGS, INC.

By:	/s/ Ameet Mallik
Name:	Ameet Mallik
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTOR:

I9PLUS, LLC

By:	/s/ Shmuel Jonas
Shmuel Jonas
Manager

TIN: XX-XXXXXXX